Exhibit 99.1

Internet Sales Leads Business of CDK Global, Inc.

Combined financial statements as of March 31, 2015 and June 30, 2014 and for the nine-months ended March 31, 2015 and for the years ended June 30, 2014 and 2013

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
CDK Global, Inc.:

We have audited the accompanying combined financial statements of the Internet Sales Leads Business of CDK Global, Inc. (the “Company”), which comprise the combined balance sheets as of March 31, 2015 and June 30, 2014 and the related combined statements of operations, net parent investment and cash flows for the nine-month period ended March 31, 2015 and the years ended June 30, 2014 and 2013, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the companies' preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the companies' internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2015 and June 30, 2014, and the results of its operations and its cash flows for the nine-month period ended March 31, 2015 and the years ended June 30, 2014 and 2013 in accordance with accounting principles generally accepted in the United States of America.

Other Matter

As discussed in Note 1, the combined financial statements include expense allocations for certain corporate functions historically provided by Automatic Data Processing, Inc. (“ADP”) (periods prior to September 30, 2014) and CDK Global, Inc. (“CDK”). These allocations may not be reflective of the actual expenses which would have been incurred had the Company operated as a separate entity apart from ADP and CDK.

/s/ Deloite & Touche LLP
Chicago, Illinois
July 30, 2015

Combined Statements of Operations
(In Thousands)

	Nine Months Ended	Year Ended June 30,
	March 31, 2015	2014	2013

Revenue	$40,168	$71,103	$91,860

Expenses:
Cost of revenue	27,555	47,788	57,151
Selling, general and administrative	4,667	2,642	16,430
Research and development	3,051	5,597	6,505
Depreciation and amortization	3,754	5,192	5,376
Total expenses	39,027	61,219	85,462

Earnings before income taxes	1,141	9,884	6,398

Income tax provision (benefit)	464	3,429	(1,124)

Net earnings	$677	$6,455	$7,522

See accompanying notes.

Combined Balance Sheets
(In Thousands)

	March 31, 2015	June 30, 2014
ASSETS

Current assets:
Accounts receivable, net of allowances of $405 and $396 as of March 31, 2015 and June 30, 2014, respectively	$9,980	$14,119
Prepaid expenses and other current assets	346	295
Deferred tax asset	383	445
Total current assets	10,709	14,859

Property and equipment, net	65	113
Intangible assets, net	23,578	27,268
Goodwill	1,886	1,886
Other assets	88	62
Total assets	$36,326	$44,188

LIABILITIES AND NET PARENT INVESTMENT

Current liabilities:
Accounts payable	$65	$100
Accrued expenses and other current liabilities	3,829	5,942
Total current liabilities	3,894	6,042

Deferred tax liability	8,948	10,387
Other non-current liabilities	88	181
Total liabilities	$12,930	$16,610

Net parent investment	23,396	27,578

Total liabilities and net parent investment	$36,326	$44,188

See accompanying notes.

Combined Statements of Net Parent Investment
(In Thousands)

Net Parent Investment
Balance at July 1, 2012	$4,321
Net transfers from Parent	4,056
Net earnings	7,522
Balance at June 30, 2013	15,899

Net transfers from Parent	5,224
Net earnings	6,455
Balance at June 30, 2014	27,578

Net transfers to Parent	(4,859)
Net earnings	677
Balance at March 31, 2015	$23,396

See accompanying notes.

Combined Statements of Cash Flows
(In Thousands)

	Nine Months
	Ended March 31,	Year Ended June 30,
	2015	2014	2013
Cash flows fom operating activities:
Net earnings	$677	$6,455	$7,522
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	3,754	5,192	5,376
Deferred taxes	(1,377)	2,007	(6,537)
Changes operating assets and liabilities,
net of effects from acquisitions of businesses:
Accounts receivable	4,139	2,664	502
Other operating assets	(77)	-	(126)
Other operating liabilities	(2,241)	(11,476)	2,741
Net cash flows provided by
operating activities	4,875	4,842	9,478

Cash flows from investing activities:
Purchases of property and equipment	(16)	(66)	(61)
Net cash flows used in investing activities	(16)	(66)	(61)

Cash flows from financing activities:
Contingent consideration	-	(10,000)	(14,000)
Change in parent net investment	(4,859)	5,224	4,056
Net cash flows used in financing activities	(4,859)	(4,776)	(9,944)

Net decrease in cash and cash equivalents	-	-	(527)
Cash and cash equivalents, beginning of period	-	-	527
Cash and cash equivalents, end of period	$-	$-	$-

See accompanying notes.

1.  Nature of Operations and Basis of Presentation

Nature of Operations

The Internet Sales Leads Business of CDK Global, Inc. (“Leads Business” or the “Company”) consists of Dealix Corporation (“Dealix”) and Autotegrity, Inc. (“Autotegrity”), wholly owned subsidiaries of CDK Global LLC, a wholly owned subsidiary of CDK Global, Inc. (“CDK” or the “Parent”). The Company operates as a lead aggregator, purchasing internet-generated automotive consumer leads from third parties and reselling those consumer leads to automotive vehicle dealers; and as a reseller of third-party products and services to automotive dealers.

On September 30, 2014, CDK was separated from Automatic Data Processing, Inc. (“ADP”), CDK’s shares were distributed by ADP to its stockholders and CDK became an independent public company.

Basis of Presentation

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s combined financial statements include all revenue, costs, assets, liabilities, and cash flows directly attributable to the Company, as well as allocations of direct and indirect costs from the Parent. See below for specific allocation items. Management believes such allocations are reasonable representations of the utilization of services and the benefit received by the Company. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Company had been operated as an independent stand-alone company.

For purposes of these combined financial statements, all intercompany transactions between the Company and CDK are considered to be effectively settled in the combined financial statements at the time the intercompany transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected as a financing activity on the combined statements of cash flows and as Net Parent Investment on the combined balance sheets. All intercompany transactions within the combined Company have been eliminated. Additional disclosures regarding related-party activity with the Parent’s affiliated entities are included in Note 6.

Cash Management and Funding

The Parent and affiliated entities perform substantially all cash management and treasury functions for the Company. None of the Parent's cash and cash equivalents have been allocated to the Company in the combined financial statements.  Substantially all of the Company's operations are funded directly by the Parent and its affiliated entities, including, but not limited to, operating expenses and capital expenditures.

Allocations from the Parent and Affiliated Entities

Certain general corporate expenses and shared services of ADP (periods prior to September 30, 2014) and CDK have been allocated to the Company and are comprised of costs incurred related to: (i) collections (ii) human resources and related insurance; (iii) legal; (iv) information systems and technology; and (v) rent.   The allocated expenses are mainly comprised of salaries and benefits, including variable compensation and other direct costs of the various functions. Allocations to the Company were based primarily on the percentage of total revenue and the Company headcount using shared expenses incurred by the Parent and affiliated entities on behalf of the Company, adjusted where a more specific allocation was deemed more appropriate.

The expenses allocated are not necessarily indicative of the amounts that would have been incurred had the Company performed these functions as a stand-alone entity, nor are they indicative of expenses that will be charged or incurred in the future. It is not practical to estimate the amount of expenses and gains and losses that the Company would have incurred for the periods presented had it not been an affiliated entity of the Parent in each of those periods.  These costs have been included in various line items in the accompanying combined statements of operations as follows:

	Nine Months
	Ended March 31,	Year Ended June 30,
	2015	2014	2013
Selling, general and administrative	$1,743	$2,781	$3,794
Depreciation and amortization	20	30	20
	$1,763	$2,811	$3,814

2.  Summary of Significant Accounting Policies

Revenue Recognition

Revenues consist of vehicle buying lead fees for new and used retail vehicles, lead fees with a participating manufacturer under a wholesale arrangement, and click-out advertising.  Fees are paid monthly under month-to-month arrangements or under 90-day subscription arrangements.  The Company recognizes revenues in accordance with Accounting Standards Codification (“ASC”) 605, “Revenue Recognition,” when evidence of an arrangement exists, pricing is fixed or determinable, collection is reasonably assured, and delivery or performance of service has occurred.  Lead fees are generally recognized as revenues in the period the service is provided.

Cost of Revenues

Cost of revenues primarily consists of cost of leads acquired from third-party lead providers and costs of media provided by third-party media providers.

Advertising and Promotion Costs

Costs associated with advertising and promotions are expensed as incurred. Advertising and promotion costs were $23, $82 and $66 for the nine months ended March 31, 2015 and for the years ended June 30, 2014 and 2013, respectively.

Income Taxes

The provisions for income taxes and related balance sheet accounts are presented as if the Company was a separate taxpayer ("separate return method"). This method of allocating consolidated current and deferred income taxes is systematic, rational, and consistent with the asset and liability method. The separate return method represents a hypothetical computation assuming that the Company's reported revenue and expenses were incurred by a separate taxable entity. Accordingly, the reported provision for income taxes and the related balance sheet account balances may not equal the amounts that would have been allocable to the Company under the applicable consolidated federal and state tax laws.

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the tax effects of differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when considered necessary to reduce the net deferred tax assets to amounts which are more likely than not to be realized.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the relevant taxing authority based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Any accrued interest and penalties related to uncertain tax positions is included in the financial statements as a component of income tax expense.

Accounts Receivable

The accounts receivable allowance is estimated based on historical collection experience, an analysis of the age of outstanding accounts receivable, and credit issuance experience. Receivables are considered past due if payment is not received by the date agreed upon with the customer. Write-offs are made when management believes it is probable a receivable will not be recovered.

Long Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds fair value, which may differ from undiscounted cash flows. No impairment indicators were noted by the Company during the nine months ended March 31, 2015 or during the years ended June 30, 2014 and 2013.

Goodwill

Goodwill is the excess of the acquisition cost of a company over the fair value of the identifiable net tangible assets acquired and resulted from CDK's acquisition of Dealix in August 2010 and Autotegrity in December 2011, which were recorded as business combinations. The Company’s goodwill balance reflects a relative fair value allocation based upon the transaction described in the subsequent event footnote. The fair value allocation was based on the relative fair value of the Leads Business to the fair value of the Automotive Retail North America Segment of CDK. The allocated value was recorded for all periods presented.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could materially differ from those estimates.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers,” which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 requires an entity to recognize revenue depicting the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 will also result in enhanced revenue related disclosures.  In July 2015, the FASB decided to defer the effective date of ASU 2014-09 by one year. As a result, this standard will be effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2017. The Company has not yet determined the impact of ASU 2014-09 on its consolidated results of operations, financial condition, or cash flows.

3.  Intangible Assets, Net

Intangible assets, net consisted of the following:

March 31, 2015	Gross Amounts	Accumulated Amorization	Net
Computer software	$8,700	$(6,837)	$1,863
Client lists	31,600	(11,614)	19,986
Trademark	2,900	(1,171)	1,729
	$43,200	$(19,622)	$23,578

June 30, 2014	Gross Amounts	Accumulated Amorization	Net
Computer software	$8,700	$(5,532)	$3,168
Client lists	31,600	(9,354)	22,246
Trademark	2,900	(1,046)	1,854
	$43,200	$(15,932)	$27,268

All of the intangible assets have finite lives and, as such are subject to amortization. The weighted average remaining useful life is 2 years for computer software, 7 years for client lists and 10 years for trademarks. Amortization expense totaled $3,690 for the nine months ended March 31, 2015 and $5,021 for each year ended June 30, 2014 and 2013.

Future amortization expense is estimated to be as follows for the three months ending June 30, 2015 and for each of the five following years ending June 30:

2015	$1,230
2016	4,168
2017	3,620
2018	3,180
2019	3,180
2020	3,117
Thereafter	5,083
Total	$23,578

4.  Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	March 31, 2015	June 30, 2014

Accrued lead and traffic acquisition costs	$2,607	$3,136
Accrued payroll and related costs	717	2,318
Accrued other	505	488
	$3,829	$5,942

5.  Income Taxes

The Company's combined financial statements recognize the current and deferred income tax consequences that result from the Company's activities during the current and preceding periods, as if the Company were a separate taxpayer rather than a member of the Parent's consolidated income tax return group.

As of March 31, 2015, the Company had no unused net operating loss carryforwards.   Total tax provision (benefit) included in the accompanying combined financial statements for the nine months ended March 31, 2015 and for the years ended June 30, 2014 and 2013 includes these components:

	Nine Months
	Ended March 31,	Year ended June 30,
	2015	2014	2013
Current:
Federal	$1,566	$1,179	$4,162
State	275	243	1,251
Total Current	1,841	1,422	5,413
Deferred:
Federal	(1,209)	2,115	(4,791)
State	(168)	(108)	(1,746)
Total deferred	(1,377)	2,007	(6,537)
Total income tax provision (benefit)	$464	$3,429	$(1,124)

A reconciliation of income tax provision at the U.S. federal statutory rate to the Company's actual income tax expense (benefit) for the nine months ended March 31, 2015 and for the years ended June 30, 2014 and 2013, is as follows:

	Nine Months
	Ended March 31,		Year ended June 30,
	2015		2014		2013

Provision for taxes at U.S. statutory rate:	$388	34.0%	$3,361	34.0%	$2,192	34.3%

Increase (decrease) in provision from:
State taxes, net of federal benefit	45	3.9%	441	4.5%	33	0.5%
Tax law changes	26	2.3%	(349)	-3.5%	(359)	-5.6%
Non-taxable purchase price
adjustment	-	-	-	-	(3,014)	-47.1%
Other	5	0.5%	(24)	-0.2%	24	0.4%
	$464	40.6%	$3,429	34.7%	$(1,124)	-17.6%

The fiscal year 2013 effective tax rate was favorably impacted by the adjustment to the earn-out liability recognized as earnings for book purposes, but treated as an adjustment to basis for tax purposes.

Deferred taxes consisted of the following at March 31, 2015 and June 30, 2014:

	March 31, 2015	June 30, 2014
Deferred tax components:
Accrued expenses	$250	$274
Payroll and related costs	19	8
Deferred tax asset, net	269	282

Fixed asset and intangible assets	(8,834)	(10,224)
Deferred tax liabilities	(8,834)	(10,224)

Net deferred tax liabilities	$(8,565)	$(9,942)

The Company is subject to taxation in the U.S., including various state jurisdictions.  The Company did not have any uncertain tax positions at March 31, 2015 and June 30, 2014.  As of March 31, 2015 and June 30, 2014, there were no accrued interest or penalties recorded in the financial statements.

6.  Related Party Transactions

The Company received fee revenue from affiliated entities totaling $126 for the nine months ended March 31, 2015, and $162 and $178 for the years ended June 30, 2014 and 2013, respectively.

7.  Leases

The Company has obligations under operating lease agreements for facilities. Total expense under these agreements was $415, $553, and $553 for the nine-months ended March 31, 2015 and the years ended June 30, 2014 and 2013, respectively. Minimum commitments for the three months ending June 30, 2015 and for each of the five following years ending June 30 are as follows:

2015	$77
2016	265
2017	271
2018	114
Total	$727

8.  Commitments and Contingencies

In connection with CDK’s purchase of Autotegrity in December 2011, the Company recorded contingent consideration related to the earn-out provisions of $26,300 and a purchase price hold-back of $6,500. During fiscal 2013, contingent consideration of $17,500 was earned and the Company paid $14,000. In addition, the Company reduced the accrual for contingent consideration by $8,800 and established an accrual of $5,650 for a potential settlement with Autotegrity’s former shareholders related to a disagreement on the performance of the business. During fiscal 2014, the Company paid $10,000 for the remaining contingent consideration and the original purchase price hold-back. In addition, the disagreement with the prior shareholders was resolved resulting in a reduction of the accrual of $5,650. The net impact of these adjustments is included in selling, general and administrative expenses of $5,650 and $3,150 respectively for the years ended June 30, 2014 and 2013.

During fiscal 2013, a legal accrual related to prior business practices of $4,505 was recorded within selling, general and administrative expenses.  In fiscal 2014, the Company reached resolution of this matter therefore the legal accrual was reduced by $2,250 and payments were made of $2,207.  In the nine months ended March 31, 2015, the Company further adjusted the accrual by $6 and made payments of $42, bringing the accrual to zero.

The Company may be subject to various legal proceedings from time to time. As of March 31, 2015 and June 30, 2014, the Company was not party to any legal proceedings or threatened legal proceedings, the adverse outcome of which, individually or in the aggregate, it believed would have had a material adverse effect on the Company or its financial condition or results of operations.

9.  Subsequent Events

On May 21, 2015, Autobytel Inc. (“Autobytel”) acquired the Company pursuant to a Stock Purchase Agreement pursuant to which Autobytel acquired all of the issued and outstanding shares of common stock in Dealix and Autotegrity (the “Transaction”).

The purchase consideration consisted of $25,000 in cash paid upon the closing of the Transaction, subject to an adjustment for acquired working capital. In connection the Transaction, Autobytel entered into an agreement with CDK, whereby CDK will provide to Autobytel certain transition services. No effects of this transaction have been reflected in these financial statements.

The Company has evaluated subsequent events through July 30, 2015, the date the accompanying financial statements were issued, to determine whether any events occurred that required recognition or disclosure in the accompanying financial statements and concluded that there were no further subsequent events which should be included through the date of this report.